UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  3/26/2014

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)
713-359-7000
(Registrant's telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Indemnity Agreements
Effective March 5, 2014, Tesco Corporation (the "Company") has entered into Indemnity Agreements with each of its two newest members of the Board of Directors, Messrs. John P. Dielwart and Elijio V. Serrano.
Each agreement has identical terms to the Indemnity Agreements in place with the other members of the Board of Directors. The Indemnity Agreements provide that the Company will indemnify the director to the fullest extent permitted by law for claims arising as a result of such individual serving as a director of the Company. The Company agrees to maintain insurance for such obligations, but its indemnity obligations are not limited by its insurance policies. The Company further agrees to advance funds for payment of certain expenses related to indemnified claims. The foregoing description is qualified in its entirety by reference to the Form of Director Indemnity Agreement filed April 6, 2009 as exhibit 10.1 to the Current Report on Form 8-K,which is incorporated by reference herein.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: April 1, 2014	By:	/s/ Dean Ferris
Dean Ferris, Sr. Vice President and General Counsel